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                                                                  Exhibit 23.1.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-87749 and No. 333-32342) of Answerthink, Inc. of our report dated February 7, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
March 26, 2002